As filed with the Securities and Exchange Commission on September 24, 1996.
                                                 Registration No. 333-______
 -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            BFC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
         ------------------------------------------------------------

         Florida                                             59-2022158
     (State or other                                      (I.R.S. Employer
     jurisdiction of                                     Identification No.)
     incorporation or
      organization)

                            1750 E. Sunrise Boulevard
                          Ft. Lauderdale, Florida 33304
                                 (954) 760-5200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
               ---------------------------------------------------

                   BFC FINANCIAL CORPORATION STOCK OPTION PLAN
                            (Full title of the Plan)

                            Alan B. Levan, President
                            BFC Financial Corporation
                            1750 E. Sunrise Boulevard
                          Ft. Lauderdale, Florida 33304
                                 (954) 760-5018
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a Copy to:
                               Alison Miller, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                                (305) 789-3500

                         Calculation of Registration Fee
                         -------------------------------
 Title of each class     Amount        Proposed       Proposed      Amount of
 of securities to be      to be        maximum         maximum     registration
     registered        registered   offering price    aggregate        fee
                           (1)      per share (2)  offering price
                                                         (2)
    --------------     ----------   --------------  -------------   -----------
    Common stock,        750,000        $12.25       $9,187,500     $3,168.10
    $.01 par value       shares
    --------------     ----------   --------------  -------------   -----------

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become exercisable under the BFC Financial Corporation Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of BFC Financial Corporation.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the bid and asked prices of the Common Stock on September 17, 1996 as reported by the National Quotations Bureau, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

            The following documents filed by BFC Financial Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated herein by this reference:

      (a)   (1)   The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

            (2) The Registrant's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 1995.

      (b)   (1)   The Registrant's  Quarterly  Report  on Form 10-Q for the
                  quarter ended March 31, 1996.

            (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

      (c)   (1)   The description of the Registrant's  common stock,  $.01 par
                  value  per  share,   is   contained   in  I.R.E.   Financial
                  Corporation's    Registration    Statement   on   Form   S-2
                  (Registration No. 33-8505).

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

            Certain legal matters with respect to the legality of the issuance of the Registrant's Common Stock offered hereby will be passed upon for the Registrant by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

            Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's Directors and officers to the fullest extent permitted by Florida law against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of Directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7.     Exemption from Registration Claimed.
            ------------------------------------

            Not applicable.

Item 8.     Exhibits
            --------

4.1 Articles of Incorporation of the Registrant as amended (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit E to the Company's Proxy Statement/Prospectus, dated June 20, 1980).

  5         Opinion of Stearns  Weaver Miller  Weissler  Alhadeff & Sitterson,
            P.A.

23.1        Consent of Stearns  Weaver Miller  Weissler  Alhadeff & Sitterson,
            P.A.

23.2        Consent of KPMG Peat Marwick LLP.

 24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

Item 9.     Undertakings
            ------------

            (a)   The undersigned registrant hereby undertakes:

                  (1)   To file,  during any period in which offers or sales are
                        being  made,   a   post-effective   amendment   to  this
                        Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 20th day of September, 1996.

                                    BFC FINANCIAL CORPORATION


                                    By:    /s/ Alan B. Levan
                                          Alan B. Levan, President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                           Title                         Date
- ---------                           -----                         ----

Principal Executive Officer:


/s/ Alan B. Levan             President, Director, and       September  20, 1996
Alan B. Levan                 Principal Executive Officer



Principal Financial and
Accounting Officer:


/s/ Glen R. Gilbert           Chief Financial Officer         September 20, 1996
Glen R. Gilbert



/s/ John E. Abdo              Director                        September 24, 1996
John E. Abdo



/s/ Earl Pertnoy              Director                        September 20, 1996
Earl Pertnoy



/s/ Carl E. B. McKenry, Jr.   Director                        September 21, 1996
Carl E. B. McKenry, Jr.

                                INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit No.                   Description                         Numbered Page
- -----------                   -----------                         -------------


   5              Opinion of Stearns Weaver Miller
                  Weissler Alhadeff & Sitterson, P.A.

23.1              Consent of Stearns Weaver Miller
                  Weissler Alhadeff & Sitterson, P.A.

23.2              Consent of KPMG Peat Marwick LLP